                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            Schedule 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant   [X]
Filed by a party other than the Registrant   [ ]

Check the appropriate box:

   [ ]  Preliminary Proxy Statement                [ ] Confidential, For Use of
                                                       the Commission only(as
                                                       permitted by Rule 14a-
                                                       6(e)(2)

   [X]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials

   [ ]  Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 TEAMSTAFF, INC.
-------------------------------------------------------------------------------
                (Name of the Corporation as Specified in Charter)

                          Edmund C. Kenealy, Secretary
-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box)

     [X]  No Fee Required

     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11

(1)  Title of each class of securities to which transaction applies:
     N/A
-------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:
     N/A
-------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     N/A
-------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:
     N/A
-------------------------------------------------------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing forwhich the offsetting fee was paid previously. Identify the previous filing by registration statement number, or form or schedule and the date of filing.

(1)  Amount previously paid:

-------------------------------------------------------------------------------
(2)  Form schedule or registration number:

-------------------------------------------------------------------------------
(3)  Filing party:

-------------------------------------------------------------------------------
(4)  Dated filed:

-------------------------------------------------------------------------------

                                 TEAMSTAFF, INC.
                                300 Atrium Drive
                           Somerset, New Jersey 08873
                                   NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on August 12, 2003

To the Shareholders of TEAMSTAFF, INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TEAMSTAFF, INC. ("TeamStaff"), will be held at the Somerset Marriott, 110 Davidson Avenue, Somerset, New Jersey 08873 on August 12, 2003 at 9:00 AM New Jersey Time, for the following purposes:

         1. To elect two Class 1 Directors to TeamStaff's Board of Directors to hold office for a period of three years or until their successors are duly elected and qualified; and

         2. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

         The close of business on June 16, 2003 has been fixed as the record date ("Record Date") for the determination of shareholders entitled to notice of and to vote at, the Meeting and any adjournment thereof.

         You are cordially invited to attend the Meeting. Whether or not you plan to attend, please complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope to assure that your shares are represented at the Meeting. If you do attend, you may revoke any prior proxy and vote your shares in person if you wish to do so. Stockholders who hold their shares through a nominee or broker are invited to attend the meeting but must obtain a signed proxy from the broker in order to vote in person. Any prior proxy will automatically be revoked if you execute the accompanying proxy or if you notify the Secretary of TeamStaff, in writing, prior to the Annual Meeting of Shareholders.

                                         By Order of the Board of Directors

                                         Edmund C. Kenealy
                                         Secretary

Dated: July 11, 2003

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                 TEAMSTAFF, INC.
                                300 Atrium Drive
                           Somerset, New Jersey 08873
                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 12, 2003

         This proxy statement and the accompanying form of proxy have been mailed on or about July 11, 2003 to the shareholders of Common Stock of record of June 16, 2003 (the "Record Date") of TEAMSTAFF, INC., a New Jersey corporation, in connection with the solicitation of proxies by the Board of Directors of TeamStaff for use at the Annual Meeting of shareholders to be held on August 12, 2003 at 9:00 a.m. and at any adjournment THEREOF.

SOLICITATION, VOTING AND REVOCABILITY OF PROXY

         Shares of TeamStaff's Common Stock, par value $.001 per share, represented by a properly executed Proxy in the accompanying form will, unless contrary instructions are specified in the Proxy, be voted FOR the election of two Class 1 Directors to hold office for a period of three years or until their successors are duly elected and qualified. Each share of common stock is entitled to one vote. Voting is on a noncumulative basis.

         If your shares are held in an account at a brokerage firm or bank, you may submit your voting instructions by signing and timely returning the enclosed voting instruction form, by Internet or telephone (if available) at the address or telephone number shown on your voting instruction form, or by providing other proper voting instructions to the registered owner of your shares. If you either return your signed proxy or submit your proxy using the Internet or telephone procedures that may be available to you, your shares will be voted as you direct. IF THE ACCOMPANYING PROXY IS PROPERLY EXECUTED AND RETURNED, BUT NO VOTING DIRECTIONS ARE INDICATED THEREON, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR THE PROPOSAL SET FORTH IN THIS PROXY STATEMENT.

         In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting of Stockholders. The Board of Directors is not currently aware of any such other matters.

         Any proxy may be revoked at any time before it is voted. A shareholder may revoke a proxy by submitting a proxy bearing a later date or by notifying the Secretary of TeamStaff either in writing prior to the Annual Meeting or in person at the Annual Meeting. Revocation is effective only upon receipt of such notice by the Secretary of TeamStaff. Stockholders who hold their shares through a nominee or broker are invited to attend the meeting but must obtain a signed proxy from the broker in order to vote in person. Election of directors is by plurality vote, with the two nominees receiving the highest vote totals to be elected as directors of TeamStaff. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. Abstentions and non-votes will, however, be considered as votes represented at the Annual Meeting solely for quorum purposes.

         TeamStaff will bear the cost of the solicitation of proxies by the Board of Directors. The Board of Directors may use the services of its executive officers and certain directors to solicit proxies from shareholders in person and by mail, telegram and telephone. Arrangements may also be made with brokers, fiduciaries, custodians, and nominees to send proxies, proxy statements and other material to the beneficial owners of TeamStaff's common stock held of record by such persons, and TeamStaff may reimburse them for reasonable out-of-pocket expenses incurred by them in so doing.

         The Annual Report to shareholders for the fiscal year ended September 30, 2002, including financial statements, accompanies this proxy statement.

         The principal executive offices of TeamStaff are located at 300 Atrium Drive, Somerset, New Jersey 08873; TeamStaff's telephone number is (732) 748-1700.

INDEPENDENT PUBLIC ACCOUNTANTS; FEES PAID

         On April 10, 2002, the Board of Directors of TeamStaff and its Audit Committee decided to change independent public accountants from Arthur Andersen LLP to PricewaterhouseCoopers, LLP for the fiscal year ending September 30, 2002. The change was made due to the uncertainties surrounding Arthur Andersen at the time.

         Arthur Andersen's reports on TeamStaff's consolidated financial statements for each of the years ended September 30, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended September 30, 2001 and 2000 and through the date hereof, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

         During the years ended September 30, 2001 and 2000 and through April 10, 2002 , TeamStaff did not consult PricewaterhouseCoopers with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

         At a meeting held on December 10, 2002, prior to concluding their audit for fiscal 2002,

PricewaterhouseCoopers expressed its opinion to the Audit Committee of TeamStaff that there were material weaknesses in TeamStaff's system of internal controls, including the adequacy, competency and reliability of operational and financial information, information systems and finance personnel. PricewaterhouseCoopers further stated that information had come to its attention, that if further investigated may materially impact the fairness or reliability of the previously issued financial statements for fiscal year 2001 and/or the financial statements to be issued for fiscal year 2002. PricewaterhouseCoopers also stated that due to an accounting error in the treatment of a supplemental retirement plan, a restatement and a reaudit of fiscal 2001 would be required but it declined the engagement for the reaudit of fiscal year 2001.

         In December 2002, PricewaterhouseCoopers further advised TeamStaff that it believed it would be essential to employ a new Chief Financial Officer and conditioned the continuance of its audit for fiscal 2002 on the employment of a new Chief Financial Officer. PricewaterhouseCoopers acknowledged that in view of the foregoing, it was likely that TeamStaff would be unable to make a timely filing of its annual report for fiscal year 2002.

         In response to the foregoing advice from PricewaterhouseCoopers, the Audit Committee recommended to the Board of Directors that TeamStaff's Chief Financial Officer, Donald T. Kelly, be relieved of his duties immediately, and a search for a new Chief Financial Officer be commenced. The Board accepted and implemented the recommendations of the Audit Committee in full. We are aggressively recruiting a new Chief Financial Officer and have established, and will continue to establish, new policies and procedures designed to improve the reliability and reporting of operational and financial information.

         Our consolidated financial statements for Fiscal 2001 were audited by Arthur Andersen LLP which is no longer licensed to practice before the Securities and Exchange Commission, and therefore, the restatement of Fiscal 2001 would require the reaudit of the Fiscal 2001 financial statements. PricewaterhouseCoopers advised the Audit Committee that it would not accept an engagement for the reaudit of Fiscal 2001 due to the internal control issues described above. In light of the need to engage a new auditor for Fiscal 2001, the Audit Committee determined that the interests of TeamStaff were best served by engaging new independent accountants willing to audit both Fiscal 2001 and Fiscal 2002.

         On December 13, 2002 the Audit Committee dismissed PricewaterhouseCoopers and engaged Lazar Levine & Felix LLP to serve as TeamStaff's independent public accountants. In conducting the audit for fiscal year ended September 30, 2002, Lazar expanded its testing of TeamStaff's internal controls, including information technology controls, to include the fiscal year ended September 30, 2001. This procedure was followed since the Arthur Anderson LLP work papers were not readily available for review by Lazar and to investigate the concerns regarding internal controls by PricewaterhouseCoopers. As a result of this expanded testing, no material weaknesses in the systems was revealed and, based on these results, Lazar concluded that only an audit of one restatement adjustment, as discussed below, was appropriate and not a full reaudit of the fiscal 2001 consolidated financial statements.

         Prior to its dismissal, PricewaterhouseCoopers had advised the Audit Committee that, in PricewaterhouseCoopers' opinion, TeamStaff should not have applied pension plan accounting to its supplemental retirement plan adopted on October 1, 2000, resulting in a material error requiring the restatement of the fiscal year 2001 financial statements. This would have resulted in an additional after-tax charge to earnings of approximately $408,000 in fiscal year 2001. TeamStaff had engaged an independent firm to design the plan and had reviewed the plan's accounting treatment with Arthur Andersen prior to its certification of TeamStaff's fiscal year 2001 financial statements. Lazar has advised the Audit Committee that it has undertaken its own analysis of the appropriate accounting treatment for the supplemental retirement plan. Lazar has determined that the plan is indeed a pension plan and TeamStaff has accounted for it as such. Nevertheless, Lazar has determined that a restatement of TeamStaff's fiscal 2001 financial statements is appropriate due to the omission of a note in the fiscal year 2001 consolidated financial statements containing certain required disclosures for the plan. Further, an adjustment in the expense calculation of the plan resulted in a reduction in net income after-tax for fiscal 2001 of $76,000 from $1,424,000 to $1,348,000.

         In light of the foregoing, TeamStaff determined that the conclusions reached by PricewaterhouseCoopers concerning TeamStaff's internal controls and financial and operational systems were not supported by Lazar's independent analysis or TeamStaff's own assessment of its financial and operational systems.

         During the period of PricewaterhouseCoopers's engagement, which commenced on April 10, 2002, there were no disagreements with PricewaterhouseCoopers on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to PricewaterhouseCoopers's satisfaction, would have caused them to make reference to the subject matter in connection with their report on TeamStaff's consolidated financial statements. PricewaterhouseCoopers did not report on our consolidated financial statements for any fiscal year. PricewaterhouseCoopers expressed its opinion to the Audit Committee that there are material weaknesses in our system of internal controls, including the adequacy, competency and reliability of operational and financial information, information systems and finance personnel, as described above.

         During the years ended September 30, 2002 and 2001 and the interim periods up to and including the date of Lazar's engagement, TeamStaff did not consult Lazar with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

         The Audit Committee has retained Lazar to serve as our independent accountants for the fiscal year ending September 30, 2003. Shareholders are not being asked to approve the selection of independent accountants for the fiscal year ending September 30, 2003 because such approval is not required under our Certificate of Incorporation or Bylaws. The audit services provided by Lazar consist of examining financial statements, reviewing filings with the Securities and Exchange Commission, and consulting in regard to various accounting matters as permitted under the Sarbanes-Oxley Act of 2002. Representatives of Lazar are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

         Audit Fees. During the fiscal year ended September 30, 2002, TeamStaff paid and/or accrued an aggregate of $293,000 to PricewaterhouseCoopers, $15,000 to Arthur Andersen, and $195,000 to Lazar, Levine & Felix for fees related to the audit of TeamStaff's financial statements.

         Audit Related Fees. During the fiscal year ended September 30, 2002, TeamStaff did not pay any additional fees to its auditing firms for any assurance and related services related to such firms' audit services other than as reported under the caption "Audit Fees."

         Tax Fees. During the fiscal year ended September 30, 2002, TeamStaff paid and/or accrued an aggregate of $26,000 to PricewaterhouseCoopers and $104,000 to Lazar Levine & Felix for tax provision review and tax compliance services.

         All Other Fees. During the fiscal year ended September 30, 2002, TeamStaff paid and/or accrued an aggregate of $231,000 in fees to PricewaterhouseCoopers for various due diligence, advisory services and benefit reconciliations.

         The Audit Committee of the Board of Directors has determined that the services provided by Lazar and the fees paid to it for such services has not compromised the independence of Lazar.

VOTING SECURITIES AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The securities entitled to vote at the Annual Meeting are TeamStaff's common stock, $.001 par value. Each share of common stock entitles its holder to one vote on each matter submitted to shareholders. The close of business on June 16, 2003 has been fixed as the Record Date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof. As of the Record Date, 15,676,172 shares of common stock were issued and outstanding. Voting of the shares of common stock is on a noncumulative basis.

         The following table sets forth certain information as of the Record Date with respect to each director, each of the named executive officers as defined in Item 402(a)(3), and directors and executive officers of TeamStaff as a group, and to the persons known by TeamStaff to be the beneficial owner of more than five percent of any class of TeamStaff's voting securities.


                                                        NUMBER OF SHARES             PERCENT OF COMPANY'S
    NAME                                               CURRENTLY OWNED (1)            OUTSTANDING STOCK
    ----                                               -------------------           ---------------------
Martin J. Delaney (2)                                       65,448                         *
c/o TeamStaff, Inc.
300 Atrium Drive
Somerset, NJ 08873

Karl W. Dieckmann (3)                                       98,780                         *
c/o TeamStaff, Inc.
300 Atrium Drive
Somerset, NJ 08873

Benjamin J. Dyer (4)                                        16,664                         *
c/o TeamStaff, Inc.
300 Atrium Drive
Somerset, NJ 08873

Elizabeth Hoaglin (5)                                       67,428                         *
c/o TeamStaff, Inc.
300 Atrium Drive
Somerset, NJ  08873

T. Stephen Johnson (6)                                     269,011                       1.72%
c/o T. Stephen Johnson & Associates, Inc.
3650 Mansell Road, Suite 200
Alpharetta, GA 30022

Donald W. Kappauf (7)                                      398,909                       2.54%
c/o TeamStaff, Inc.
300 Atrium Drive
Somerset, NJ 08873

                                                        NUMBER OF SHARES             PERCENT OF COMPANY'S
    NAME                                               CURRENTLY OWNED (1)            OUTSTANDING STOCK
    ----                                               -------------------           ---------------------
Edmund Kenealy (8)                                          43,031                         *
c/o TeamStaff, Inc.
300 Atrium Drive
Somerset, NJ 08873

Wayne Lynn (9)                                              87,120                         *
c/o TeamStaff, Inc.
300 Atrium Drive
Somerset, NJ 08873

Rocco Marano (10)                                           2,000                          *
c/o TeamStaff, Inc.
300 Atrium Drive
Somerset, NJ 08873

Gerard Romano (11)                                          10,000                         *
c/o TeamStaff, Inc.
300 Atrium Drive
Somerset, NJ  08873

First Union Private Capital (12)                          3,263,017                      20.94%
301 South College Street
NC 0009, Suite 4000
Charlotte, NC 28288

Nationwide Financial Services (13)                        2,256,488                      14.39%
One Nationwide Plaza
Mail Stop 01-12-13
Columbus, OH 43215

All officers and directors as a group                      1,058,391                     6.75%

(10) persons (2,3,4,5,6,7,8,9, 10, 11)

--------------------------

*        Less than 1 percent.

1. Ownership consists of sole voting and investment power except as otherwise noted.

2. Includes options to purchase 13,213 shares of our common stock and excludes unvested options to purchase 5,000 shares of common stock. Also includes warrants to purchase 10,000 shares of common stock.

3. Includes options to purchase 12,586 shares of our common stock and excludes unvested options to purchase 5,000 shares of common stock.

4.       Excludes unvested options to purchase 5,000 shares of common stock.

5.       Includes options to purchase 67,142 shares of our common stock.

6. Includes an aggregate of 147,790 shares owned by or on behalf of certain of the holder's family members and as to which shares the listed holder expressly disclaims beneficial ownership. Includes options to purchase 5,000 shares of our common stock, and excludes unvested options to purchase 5,000 shares of common stock.

7. Includes options to purchase 271,427 shares of our common stock and excludes unvested options to purchase 100,000 shares of common stock.

8. Includes options to purchase 35,000 shares of our common stock and excludes unvested options to purchase 25,000 shares of common stock.

9. Includes options to purchase 55,000 shares of our common stock and excludes unvested options to purchase 25,000 shares of common stock.

10. Includes warrants to purchase 2,000 shares of our common stock and excludes unvested options to purchase 5,000 shares of common stock.

11. Includes options to purchase 10,000 shares of our common stock and excludes unvested options to purchase 20,000 shares of common stock.

12. First Union Private Capital, an affiliate of First Union Corporation (now known as Wachovia Corporation), obtained these shares in connection with the acquisition of BrightLane completed as of August 31, 2001. Number of shares currently owned as reported by Wachovia Corporation on Form 4/A filed June 20, 2003.

13. Nationwide Financial Services obtained these shares in connection with the acquisition of BrightLane completed as of August 31, 2001.

CERTAIN REPORTS

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires TeamStaff's directors and officers, and persons who own, directly or indirectly, more than 10% of a registered class of TeamStaff's equity securities, to file with the Securities and Exchange Commission reports of ownership and reports of changes in ownership of common stock and other equity securities of TeamStaff. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish TeamStaff with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such reports received by TeamStaff, TeamStaff believes that all Section 16(a) filing requirements applicable to officers, directors and 10% shareholders were complied with during the fiscal year ended September 30, 2002.

                              ELECTION OF DIRECTORS

GENERAL

         Our Certificate of Incorporation provides for the classification of the Board of Directors into three classes of Directors, each class as nearly equal in number as possible but not less than one Director, each to serve for a three-year term, staggered by class. The Certificate of Incorporation further provides that any class of directors of TeamStaff may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 66-2/3% of the combined voting power of all outstanding voting stock, with vacancies on the Board being filled only by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum, or by the sole remaining director.

         The affirmative vote of a plurality of the outstanding shares of Common Stock entitled to vote thereon, voting together as a single class at the Annual Meeting of Shareholders is required to elect the directors. All proxies received by the Board of Directors will be voted for the election as directors of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable to serve, the proxy solicited hereby may be voted, in the discretion of the proxies, for the election of another person in his stead. The Board of Directors knows of no reason to anticipate that this will occur. No family relationship exists between any nominee for election as a director.

         Pursuant to the terms of the Agreement and Plan of Merger dated as of March 6, 2001 among TeamStaff, Inc., BrightLane.com, Inc., and TeamSub, Inc. governing TeamStaff's acquisition of BrightLane, Wachovia Corporation had the right to have two persons serve on the Board of Directors. These persons were David Carroll and Donald MacLeod. However, during the 2002 fiscal year, both of these persons resigned from the Board. As of the date of this Proxy Statement, Wachovia has declined to appoint a replacement for either person and has advised TeamStaff that it will forego its right with respect to one director. Similarly, pursuant to the Agreement and Plan of Merger governing TeamStaff's acquisition of BrightLane, Nationwide Financial Services, Inc., was granted the right to have one person serve on our Board. This person was Susan Wolken who resigned from the Board effective November 8, 2002. As of the date of this Proxy Statement, Nationwide has not nominated a person to replace Ms. Wolken. In addition, Mr. William J. Marino, who had served as director since 1995, resigned from the Board of Directors on February 25, 2002.

         Under TeamStaff's Bylaws (except for the position reserved for a nominee of Wachovia and Nationwide), the remaining members of the Board of Directors fill all vacancies on the Board of Directors. Any person nominated by the Board of Directors to fill the vacancy will serve until completion of the term of the Class member being filled. Mr. Benjamin J. Dyer was elected to the Board to fill the vacancy created by the resignation of Mr. William Marino and Mr. Rocco Marano was elected to the Board to fill the vacancy created by the resignation of Mr. Donald MacLeod.

         The terms of the Class 1 Directors expire at this Annual Meeting. The present Directors of TeamStaff nominated for re-election to TeamStaff's Board of Directors as the Class 1 Directors at the Annual Meeting are T. Stephen Johnson and Benjamin J. Dyer.

         Due to the resignations of four of our directors, as noted above, the appointment of two new directors to replace them and the appointment of Mr. T. Kent Smith as our Chief Executive Officer, President and as a Director, our Board of Directors is currently constituted as set forth in the following table. Class 1 Directors are the only Directors nominated for election at the Annual Meeting.

                                                                                  DIRECTOR
                                           POSITION WITH COMPANY                CONTINUOUSLY            TERM
   NAME                                         AND AGE                             SINCE              EXPIRES
   ----                                   -----------------------               -------------          -------
                                    CLASS 1 (NOMINEES FOR ELECTION)
                                 -------------------------------------
T. Stephen Johnson               Chairman of the Board of Directors, 53             2001                2003
Benjamin J. Dyer                 Director,   54                                     2002                2003

                                     CLASS 2

Karl W. Dieckmann                Vice Chairman, 74                                  1990                2004
Donald Kappauf                   Director, 56                                       1998                2004

                                     CLASS 3

Rocco Marano                     Director, 74                                       2002                2005
Martin Delaney                   Director, 59                                       1998                2005
T. Kent Smith                    Director,  46                                      2003                2005

         MARTIN J. DELANEY joined the Board of Directors in July 1998. Mr. Delaney is an attorney and in 1971 began a prominent career as a healthcare executive.. He has been a director of a large regional Health Maintenance Organization on Long Island, the Hospital Association of New York State, the Greater New York Hospital Association, and chairman of the Nassau-Suffolk Hospital Council. He has been President, CEO and a director of Winthrop University Hospital, Winthrop South Nassau University Health Care Systems, and the Long Island Health Network. He has a graduate degree in health care management from The George Washington University and a law degree from St. John's University. He has been admitted to practice in New York State and federal courts.

         KARL W. DIECKMANN, a Director of TeamStaff since April 1990, had been Chairman of the Board from November 1991 until September 2001 and has been Vice Chairman since September 2001. From 1980 to 1988, Mr. Dieckmann was the Executive Vice President of Science Management Corporation and managed the Engineering, Technology and Management Services Groups. From 1948 to 1980, Mr. Dieckmann was employed by the Allied Signal Corporation (now Honeywell Corporation) in various capacities including President, Semet Solvay Division; Executive Vice President, Industrial Chemicals Division; Vice President Technical -- Fibers Division; Group General Manager -- Fabricated Products Division; and General Manager -- Plastics Division, as well as various positions with the Chemicals Division.

         BENJAMIN J. DYER joined the Board of Directors in December 2002. Mr. Dyer is currently a general partner of Cordova Intellimedia Ventures and is President of Innovations Publishing, LLC, an Atlanta based company, which provides a subscription-based online catalog of emerging technology ventures. He also chairs the editorial boards of Catalyst and Business-to-Business magazines in Atlanta. In the 1980s Mr. Dyer served as chairman and CEO of Comsell, Inc., a pioneering multimedia development firm and was president and a director of the de novo Enterprise National Bank. Mr. Dyer founded Intellimedia Sports, Inc. in 1992 to create the ESPN-branded sports instruction category in the CD-ROM industry. He was earlier a founder of Peachtree Software, Inc. and served as its President from 1977 to September 1983. He currently serves on a number of private boards including eBroadcasters, PMFM, Quellan and FundRaisingInfo.com. He concentrates his community activities on higher education and has been president of the Georgia Tech Alumni Association, a director of the Georgia Tech Foundation and chairman of the Alumi Advisory Board for Tech's School of Industrial & Systems Engineering. He is currently Chairman of the Georgia Tech Research Corporation and serves on the advisory boards of the Georgia Tech Research Institute and Georgia State University's Robinson College of Business. Mr. Dyer holds a Bachelors degree in Industrial Engineering from Georgia Tech and an MBA in finance from Georgia State University

         ELIZABETH L. HOAGLIN joined TeamStaff as President of the TeamStaff Rx Division in 1994, when we acquired RADS Technology, Inc. ("RADS"), of which she was President and founder. Ms. Hoaglin established RADS in 1980 in Clearwater, FL. This was the first temporary staffing firm that specialized in placing radiology professionals. In 1983, RADS began providing traveler technologists to hospitals and clinics nationwide. In 1984, RADS began staffing radiation therapy, providing a niche market for Therapists, Dosimetrists and Medical Physicists. Prior to starting RADS, Ms. Hoaglin was a Radiological Technologist herself, graduating from Saint Anthony's Hospital in St. Petersburg, Florida. Ms. Hoaglin worked as a technologist for major hospitals and physicians office for over fifteen years. Ms. Hoaglin is active in numerous professional, business and civic organizations and frequently writes articles for publication in the radiology industry's journals.

         T. STEPHEN JOHNSON has been Chairman of the Board of TeamStaff since September 2001. He has served as Chairman of T. Stephen Johnson & Associates, Inc., a financial services consulting firm, and its related entities since inception in 1986. Mr. Johnson is a long-time banking consultant and Atlanta entrepreneur who has advised and organized dozens of community banks throughout the Southeast. He is Chairman Emeritus and a Director of Netbank, as well as Chairman and principal owner of Bank Assets, Inc., a provider of benefit programs for directors and officers of financial institutions. Mr. Johnson is Chairman of the Board of Director, Inc., a company specializing in providing financial services for unbanked individuals and Vice Chairman of Florida Bank.

         DONALD W. KAPPAUF served as the President and Chief Executive Officer of TeamStaff from December 16, 1997 until June 18, 2003, when he agreed to relinquish such offices. Mr. Kappauf continues to serve as member of our Board of Directors. Mr. Kappauf joined TeamStaff in 1990 and has held several senior management positions including Division President and Executive Vice President. From 1988 to 1990, Mr. Kappauf was President of Perm Staff/Temp Staff in Princeton, New Jersey. He was Assistant Vice President of SMC Engineering and then President of SMC Personnel Support.

         EDMUND C. KENEALY has been Vice President, General Counsel of TeamStaff since November 2001 and Secretary since February 2003. Mr. Kenealy joined TeamStaff as Vice President, Legal & Regulatory Affairs (PEO Division) in October 2000 upon its acquisition of HR2, Inc., where he was Vice President, General Counsel and Vice President, Operations. Prior to joining HR2, Inc. in April 1998, Mr. Kenealy was Assistant General Counsel of

ManagedComp, Inc. from 1993 to 1998. He was previously associated with the Boston offices of Nutter, McClennen & Fish and Skadden, Arps, Slate, Meagher & Flom. He is a graduate of Dartmouth College and the Vanderbilt University School of Law. He is admitted to practice in Massachusetts and the District of Columbia.

         WAYNE R. LYNN joined TeamStaff as Area Vice President in October 2000, when we acquired HR2, Inc., of which he was Chief Executive Officer and a principal owner. In March 2002, Mr. Lynn was appointed Chief Operating Officer of our PEO Division. Prior to his 7-year involvement in the PEO industry, Mr. Lynn was engaged in the insurance industry for more than 20 years. He served as President and CEO of Founders Financial Corporation, a publicly owned insurance holding company, from 1981 to 1987 and as President and CEO of Capital Investors Life Insurance Company from 1987 to 1994. He also served on the Board of Directors of Gulf/Bay Bank of Tampa, Florida, and South Trust Bank of Florida. Mr. Lynn is a graduate of the U.S. Naval Academy, the U.S. Navy Supply Corps School, and the U.S. Navy Transportation Management School. Mr. Lynn has also completed numerous graduate level business management courses at the California State University at Hayward, California. He has held licenses to sell Life, Health, and Property/Casualty Insurance, Variable Annuities and Securities. He is currently licensed as an insurance third-party administrator.

         ROCCO MARANO served as member of the Board of Directors from July 1999 thru September 2001. He rejoined the Board of Directors in November 2002. Mr. Marano, a prominent telecommunications executive, is the retired chairman and President of Bellcore, Inc. a Bell Communications research and engineering entity formerly owned by the seven Bell regional communications companies. His present additional board affiliations include computer Horizons Corp. He has also served as Chairman of Horizon Blue Cross/Blue Shield of New Jersey.

         GERARD A. ROMANO has been Corporate Controller of TeamStaff since he joined TeamStaff in September 2001. Prior to joining TeamStaff, he was Vice President of Administration at Jet Aviation from December of 2000 to September of 2001. Prior to Jet Aviation, he was employed by the PQ Corporation from January of 1980 through December of 2000, where he held various positions including Vice President and Chief Financial Officer of PQ's European Joint Venture, Akzo-PQ Silica, Director of Corporate Development and Director of Financial Planning and Analysis. He is a graduate of William Paterson University.

         T. KENT SMITH was appointed as our Chief Executive Officer, President and a member of our Board of Directors on June 18, 2003. From January 2000 to January 2003, Mr. Smith served as the President of HoneyBaked Ham Company and Chief Executive Officer of the Heavenly Ham Company. From 1998 to 1999, Mr. Smith was the Senior Vice President of Organization Serv. Prior to that, Mr. Smith served in various executive positions for Norrell Corporation from 1987 to 1998, including Senior Vice President, Service Operations, Vice President and Chief Information Officer and Vice President, Finance & Strategic Planning. Mr. Smith received a Masters in Business Administration from the University of Virginia and is a graduate of Vanderbilt University.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Steven Johnson, Karl W. Dieckmann and Martin J. Delaney served on the Compensation Committee during the fiscal year ended September 30, 2002. There are no interlocks between TeamStaff's Directors and Directors of other companies.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

         During the fiscal year ended September 30, 2002, the Board of Directors met on 8 occasions, one of which was by telephone conference call.

         The Board of Directors has four committees: Audit, Compensation, Executive and Nominating Committees.

         For the fiscal year ended September 30, 2002, the members of the committees, and a description of the duties of the Committees were as follows:

         Audit Committee. TeamStaff's audit committee acts to: (i) review with management the finances, financial condition and interim financial statements of TeamStaff; (ii) review with TeamStaff's independent auditors the year-end financial statements; and (iii) review implementation with the independent auditors and management any action recommended by the independent auditors and the retention and termination of our independent auditors. During the fiscal year ended September 30, 2002, the audit committee met on six occasions.

         The audit committee adopted a written charter governing its actions effective June 14, 2000. The board has adopted a new charter, and we have attached a copy to this proxy statement as Exhibit A. During the fiscal year, the members of the audit committee were Donald McLeod, Martin Delaney and Susan Wolken. All three of these members of TeamStaff's audit committee were "independent" within the definition of that term as provided by Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers. Donald McCleod and Susan Wolken have resigned from the Board and are no longer members of the audit committee. Audit committee members as of the Record Date are Martin Delaney, Karl W. Dieckmann, T. Stephen Johnson, and Rocco J. Marano. Mr. Delaney was elected as its chairman. All of the current members of our Audit Committee are "independent" within the definition of that term as provided by Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers.

         The audit committee report, with respect to the audit of our financial statements as of and for the year ended September 30, 2002, is as follows. The audit committee hereby states that it:

         - has reviewed and discussed the audited financial statements with TeamStaff's management;

         - has discussed with TeamStaff's independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

         - has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent accountants the independent accountant's independence; and

         - has recommended to the board of directors of TeamStaff that the audited financial statements be included in TeamStaff's Annual Report on Form 10-K for the fiscal year ended September 30, 2002 for filing with the Commission.

This report of the audit committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference therein.

                                                          The Audit Committee

                                                          Martin Delaney
                                                          Karl W. Dieckmann
                                                          T. Stephen Johnson
                                                          Rocco J. Marano

         Compensation Committee. The compensation committee functions include administration of TeamStaff's 2000 Employee Stock Option Plan and Non-Executive Director Stock Option Plan and negotiation and review of all employment agreements of executive officers of TeamStaff. The compensation committees' members are Karl W. Dieckmann, T. Stephen Johnson and Martin J. Delaney. Karl W. Dieckmann was elected as its chairman. During the fiscal year ended September 30, 2002, the committee met on 4 occasions.

         Nominating Committee. The nominating committee functions include the review of all candidates for a position on the board of directors including existing directors for renomination and reports its findings with recommendations to the Board. The nominating committee solicits candidates on behalf of TeamStaff to fill any vacancy on the Board. The nominating committee performs such other duties and assignments as directed by the Chairman or the Board but shall have no power to add or remove a director without the approval of the Board. During the fiscal year, the nomination committee members were Donald W. Kappauf and Susan A. Wolken. During the fiscal year ended September 30, 2002, the committee did not meet. Susan Wolken has resigned from the Board and is no longer a member of the nominating committee. Nominating committee members as of December 30, 2002 are Karl W. Dieckmann, T. Stephen Johnson and Donald W. Kappauf. Karl W. Dieckmann was elected the Nomination Committee's chairman.

         Executive Committee. The Board of Directors created an Executive Committee effective September 4, 2001. The members are T. Stephen Johnson, Karl
W. Dieckmann and Donald W. Kappauf. T. Stephen Johnson serves as its chairman. This committee met 4 times via telephone during the fiscal year ended September 30, 2002.

         No member of the Board of Directors or any committee failed to attend or participate in fewer than 75% of the meetings of the Board or of a committee on which such member serves.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS




                           SUMMARY COMPENSATION TABLE

         The following provides certain summary information concerning compensation paid or earned by TeamStaff during the years ended September 30, 2002, 2001 and 2000 to TeamStaff's Chief Executive Officer and each of the executive officers of TeamStaff who received in excess of $100,000 in compensation during the last fiscal year.

                                                                                                        LONG TERM
                                                   ANNUAL COMPENSATION                                COMPENSATION
                                                                                       -------------------------------------------
                                                                                                         AWARDS
                                         -----------------------------------------     -------------------------------------------
                                                                                         SECURITIES
                                                                      OTHER ANNUAL     RESTRICTED STOCK   UNDERLYING OPTIONS/
                                          SALARY          BONUS       COMPENSATION         AWARD(S)               SARS
 NAME AND PRINCIPAL POSITION    YEAR        ($)           ($)             ($)                ($)                  (#)
             (A)                 (B)        (C)           (D)             (E)                (F)                  (G)
----------------------------    ----     --------     --------       -------------     ----------------   -------------------
Donald W. Kappauf,              2002     $300,000     $477,500        $ 26,163              $ --                     0
Chief Executive Officer         2001     $267,130     $200,000        $ 46,268              $ --               300,000
(1)                             2000     $230,126     $      0        $ 17,251              $ --                57,143

Donald T. Kelly,
Chief Financial Officer (2)     2002     $200,000     $151,250        $ 18,205              $ --                     0
                                2001     $177,247     $100,000        $ 18,172              $ --               150,000
                                2000     $165,000     $      0        $ 12,231              $ --                14,286

Elizabeth Hoaglin,
President, TeamStaff Rx         2002     $114,250     $149,289        $  3,600              $ --                50,000
Division                        2001     $ 95,159     $173,885        $  3,600              $ --                10,000
                                2000     $ 86,662     $ 92,050        $  3,600              $ --                 4,286
Edmund Kenealy,
Vice-President, General         2002     $135,000     $ 25,000        $ 15,859              $ --                50,000
Counsel and Secretary           2001     $100,000     $ 15,000        $ 15,859              $ --                10,000

Wayne Lynn, Chief Operating
Officer, PEO Division           2002     $139,615     $ 30,000        $ 15,589              $ --                50,000
                                2001     $117,949     $  5,000        $ 15,589              $ --                10,000

----------------------------
(footnotes from table on preceding page)

(1) Donald W. Kappauf relinquished the positions of President and Chief Executive Officer on June 18, 2003. Mr. Kappauf continues to be a TeamStaff employee.

(2) Donald T. Kelly was relieved of his responsibilities as Vice President, Chief Financial Officer and Secretary effective December 10, 2002. Mr. Kelly continues to be a TeamStaff employee, although he has given notice that he will terminate his employment on July 2, 2003.

         TeamStaff provides normal and customary life and health insurance benefits to all of its employees including executive officers. TeamStaff has a 401(k) plan that is voluntary.

COMPENSATION OF DIRECTORS

         During the fiscal year ended September 30, 2002, the Chairman and Vice-Chairman of the Board each received $2,500 per month. Non-Employee Directors receive $1,500 per board meeting and $1,000 per non-board meeting, related travel expenses, and $600 for each committee meeting attended. Directors may also receive $1,000 per meeting with executives, which do not constitute Board or Committee meetings. TeamStaff's Non-Executive Director Stock Option Plan also provides that directors, upon joining the Board, and for one year thereafter, will be entitled to purchase restricted stock from TeamStaff at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000.

         Effective November 19, 2002, the board established new cash compensation terms for the members of the Board and committees. The Chairman and Vice-Chairman of the Board each receive $3,000 per month. The Chairman of the Audit Committee receives $2,500 per month. All other independent Directors receive $1,667 per month, and $1,500 for each board meeting attended, $600 for each committee meeting attended, plus related travel expenses. The Chairman of all other committees receives $1,000 for each committee meeting attended.

EMPLOYMENT AGREEMENTS

         TeamStaff entered into an employment agreement with Mr. Donald Kappauf, TeamStaff's former President and Chief Executive Officer effective April 2, 2001 and terminating on September 30, 2003. As of June 18, 2003, Mr. Kappauf agreed to relinquish his position as President and Chief Executive Officer of TeamStaff. Mr. Kappauf remains a TeamStaff employee.

         Under the terms of this agreement, Mr. Kappauf's base compensation was initially $230,000, increasing to $300,000 commencing September 1, 2001, and subject to yearly increases thereafter at the discretion of the compensation committee. For the fiscal year ended September 30, 2002, Mr. Kappauf received a base salary of $300,000. Mr. Kappauf is also entitled to an annual bonus based on the achievement of certain performance criteria as determined by the compensation committee.

         In addition, Mr. Kappauf received certain other benefits including insurance benefits as are provided to all other executives, a car lease allowance in the maximum amount of $1,000 per month, participation in the supplemental executive retirement plan and a split dollar life insurance arrangement. The agreement also provided for the grant of 300,000 stock options, which vested in annual increments of one third commencing on the date of the agreement. TeamStaff also entered into a severance agreement with Mr. Kappauf, as described below, which governs the termination of his employment and certain other events including a change of control of TeamStaff.

         TeamStaff entered into an employment agreement with Mr. Donald Kelly, TeamStaff's former Chief Financial Officer, effective April 2, 2001 and terminating on September 30, 2003. In June 2003, Mr. Kelly notified TeamStaff that he would be terminating his employment on July 2, 2003 purportedly for "good reason," as defined in his severance agreement, as described below.

         Under the terms of his employment agreement, Mr. Kelly's base compensation was initially $170,000, increasing to $200,000 commencing September 1, 2001, and subject to yearly increases thereafter at the discretion of the compensation committee. For the fiscal year ended September 30, 2002, Mr. Kelly received a base salary of $200,000. Mr. Kelly is also entitled to a bonus based on the achievement of certain performance criteria as determined by the compensation committee.

         In addition, Mr. Kelly received certain other benefits including insurance benefits as are provided to all other executives, a car allowance in the amount of $800 per month, participation in the supplemental executive retirement plan and a split dollar life insurance arrangement. The agreement also provided for the grant of 150,000 stock options, which vested in annual increments of one third commencing on the date of the agreement. TeamStaff also entered into a severance agreement with Mr. Kelly, as described below, which governs the termination of his employment and certain other events including a change of control of TeamStaff.

         The split dollar life insurance agreements and supplemental retirement plan were approved by the Compensation Committee of the Board during the 2000 fiscal year and implemented effective October 1, 2000. Under the terms of the SERP, a participant receives a benefit sufficient to provide lump sum annual payments equal to approximately one-third of the participant's base salary on the date the participant becomes a participant. Payment of benefits commences when the participant reaches 65 years of age. The benefit under the SERP is subject to a seven-year vesting schedule (0%, 0%, 20%, 40%, 60%, 80%, 100%), based on the participant's original date of employment with TeamStaff and contingent on the participant's reaching age 55; provided, however, a participant's benefit becomes fully vested upon a change of control, as defined in the SERP, if within two years of the change of control there is a material change in the participant's job title or responsibilities or if the participant's employment is terminated by TeamStaff for any reason other than conviction for theft or embezzlement from TeamStaff. Additionally, if a participant retires by means of total disability (as defined in the

SERP), the participant's benefit becomes fully vested and benefit payments commence as of the disability retirement date. The SERP does not provide a death benefit. Mr. Kappauf and Mr. Kelly are the only SERP participants at the present time.

            SERP participants also are provided with a split dollar life insurance policy, insuring the life of the participant until the participant reaches age 65. Although the participant is the owner of the Policy, TeamStaff pays all Policy premiums. Each participant has collaterally assigned the Policy to TeamStaff to secure repayment of the premiums through either its cash surrender value or the Policy proceeds. The participant's right to the Policy vests in accordance with the same schedule as the SERP and with similar change of control provisions. Upon the participant's 65th birthday (and in certain other circumstances provided by the Policy agreement), TeamStaff will release the collateral assignment of the Policy provided the participant releases TeamStaff from all obligations it may have with respect to the participant (including those under the SERP). However, given the uncertainty of TeamStaff's ability to continue to maintain this payment arrangement in light of certain of the provisions of the Sarbanes-Oxley Act of 2002, TeamStaff had, with the President and Chief Executive Officer's consent, deferred paying Policy premiums on behalf of the Chief Executive Officer, pending review of the SERP to comply with the Sarbanes-Oxley Act. For the fiscal quarter ended December 31, 2002, TeamStaff paid the Chief Executive Officer a bonus in the amount of the Policy premiums, grossed-up to cover allocable income taxes.

         Pursuant to the severance agreement with Mr. Kappauf, in the event he is terminated for cause, he will be entitled only to his accrued compensation, which means his base salary, reimbursement of business expenses, vacation pay and earned but unpaid bonuses to the date of termination. "Cause" is defined to include conviction of a felony, an intentional and continual failure to substantially perform his duties or an intentional failure to follow or perform a lawful direction of the Board of Directors. If Mr. Kappauf is terminated for disability or death, he will be entitled to his accrued compensation and certain other payments, such as the pro rata bonus amount. The pro rata bonus amount is defined as the amount equal to the greater of the most recent annual bonus amount paid or the annual bonus paid or payable for the full fiscal year ended prior to the termination, in either case pro-rated through the date of death or disability. In the event that Mr. Kappauf's employment terminates for any other reason, the agreement provides for payment of his accrued compensation, a pro rata bonus amount, a bonus amount allocated to the remainder of the term of his employment agreement, his base salary through the remainder of the term of his employment agreement, a severance payment equal to one year's base compensation, a payment equal to the cost of health and other similar benefits for a period of two years and costs associated with outplacement services.

         Until June 18, 2003, Mr. Kappauf held the positions of President and Chief Executive Officer of TeamStaff. In light of the circumstances regarding the relinquishment by Mr. Kappauf of his positions, Mr. Kappauf may have reason to terminate his employment with TeamStaff for "good reason" and exercise his rights under the severance agreement. The term good reason includes "a change in the [e]xecutive's status, title, position or responsibilities . . . ."

Additionally, the change in Mr. Kappauf's duties has caused his benefits under the SERP to become fully vested. In the event that Mr. Kappauf exercises these rights, such termination is deemed proper, and Mr. Kappauf is eligible to receive all potential compensation under the severance agreement and the SERP, TeamStaff may be required to make payments, either directly to Mr. Kappauf, in the case of the severance agreement, or to a trust, in the case of any payments to be made pursuant to the SERP.

         The severance agreement with Mr. Kelly has terms which are substantially similar to those described above for Mr. Kappauf. Until December 10, 2002, Mr. Kelly held the positions of Chief Financial Officer, Vice President, Finance and Secretary of TeamStaff. In June 2003, Mr. Kelly notified the Board of Directors that he will terminate his employment, effective July 2, 2003, for "good reason" and intends exercise his rights under the severance agreement. The term good reason includes "a change in the [e]xecutive's status, title, position or responsibilities . . . ." Additionally, the removal of Mr.
Kelly from his duties may have caused his benefits under the SERP to become fully vested. In the event that Mr. Kelly's exercise of these rights is appropriate, such termination is deemed proper, and Mr. Kelly is eligible to receive all potential compensation under the severance agreement and the SERP, TeamStaff may be required to make payments, either directly to Mr. Kelly, in the case of the severance agreement, or to a trust, in the case of any payments to be made pursuant to the SERP.

         On June 18, 2003, T. Kent Smith was appointed TeamStaff's President and Chief Executive Officer at an initial annual base salary of $250,000. Mr. Smith was also appointed to TeamStaff's Board of Directors. Mr. Smith is eligible to receive a bonus of up to 50% of his base salary based on the achievement of revenue, income and other objectives established by the Compensation Committee. Mr. Smith also will be granted an option to purchase 400,000 shares of TeamStaff common stock, one-fourth of which vested on June 18, 2003, one-fourth of which will vest one year thereafter, and the remainder of which will vest on June 18, 2005. Mr. Smith also receives four weeks annual vacation and is offered insurance benefits generally made available to other members of TeamStaff's senior management. Mr. Smith and TeamStaff currently are negotiating the specific terms of a written employment agreement that will have an expiration date of September 30, 2005.

         Effective January 1, 2003, TeamStaff entered into a one-year employment agreement with Elizabeth Hoaglin pursuant to which Ms. Hoaglin currently serves as President, TeamStaff Rx, Inc., at an annual salary of $130,000. In addition, Ms. Hoaglin is entitled to receive a bonus to be determined based on the achievement of certain performance criteria determined as of the commencement of each fiscal year. Ms. Hoaglin receives certain other benefits granted to other members of TeamStaff's senior management, including health and other insurance benefits, as well as a car allowance of $300 per month and four weeks annual vacation.

         Effective January 1, 2003, TeamStaff entered into a one-year employment agreement with Edmund C. Kenealy pursuant to which Mr. Kenealy currently serves as Vice President, General Counsel, at an annual salary of $160,000. In addition, Mr. Kenealy is entitled to receive an increase in annual compensation as of October 1, 2003 and a bonus to be determined based on the achievement of certain performance criteria determined as of the commencement of each fiscal year. Mr. Kenealy receives certain other benefits granted to other members of TeamStaff's senior management, including health and other insurance benefits, as well as a car allowance of $500 per month and three weeks annual vacation.

         Effective January 1, 2003, TeamStaff entered into a one-year employment agreement with Wayne R. Lynn pursuant to which Mr. Lynn currently serves as Chief Operating Officer of TeamStaff's PEO Division, at an annual salary of $150,000 . In addition, Mr. Lynn is entitled to receive a yearly increase in annual compensation as of March 19, 2003 and a bonus to be determined based on the achievement of certain performance criteria determined as of the commencement of each fiscal year. Mr. Lynn receives certain other benefits granted to other members of TeamStaff's senior management, including health and other insurance benefits, as well as a car allowance of $500 per month and three weeks annual vacation.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         This report is submitted by the compensation committee of the Board of Directors of TeamStaff. During the fiscal year ended September 30, 2002, the compensation committee was responsible for reviewing TeamStaff's stock plans and reviewing and approving compensation matters concerning the executive officers.

         Overview and Philosophy. TeamStaff uses its compensation program to achieve the following objectives:

         - To provide compensation that attracts, motivates and retains the talented, high caliber officers and employees necessary to achieve TeamStaff's strategic objectives, as determined by the compensation committee;

         - To align the interest of officers with the success of TeamStaff;

         - To align the interest of officers with stockholders by including long-term equity incentives; and

         - To increase the long-term profitability of TeamStaff and, accordingly, increase stockholder value.

         Compensation under the executive compensation program is comprised of cash compensation in the form of base salary, bonus compensation and long-term incentive awards, generally in the form of options to purchase common stock. In addition, the compensation program includes various other benefits, including medical and insurance plans, TeamStaff's

401(k) Plan and the employee stock option incentive plans, which plans are generally available to all employees of TeamStaff. In addition, the committee considers the eligibility of certain executive officers in a supplemental retirement plan ("SERP") as discussed below.

         The principal factors which the compensation committee considered with respect to each officer's compensation package for fiscal year ended September 30, 2002 are summarized below. The compensation committee may, however, in its discretion, apply different or additional factors in making decisions with respect to executive compensation in future years.

         Base Salary. Compensation levels for each of TeamStaff's officers, including the Chief Executive Officer, are generally set within the range of salaries that the compensation committee believes are paid to officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the compensation committee takes into account such factors as (i) TeamStaff's past performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The compensation committee does not assign relative weights or ranking to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to TeamStaff's long-term goals and strategies. Base salary, while reviewed annually, is only adjusted as deemed necessary by the compensation committee in determining total compensation for each officer. Base salary levels for each of TeamStaff's officers, other than the Chief Executive Officer, were also based in part upon evaluations and recommendations made by the former Chief Executive Officer. Additionally, certain executives, including Donald Kappauf, the former President and Chief Executive Officer, Donald Kelly, the former Chief Financial Officer, have existing employment agreements with TeamStaff which set forth certain levels of base salary and bonus compensation.

         Equity Incentives. The compensation committee believes that stock participation aligns officers' interests with those of the stockholders. In addition, the compensation committee believes that equity ownership by officers help to balance the short-term focus of annual incentive compensation with a longer-term view and may help to retain key executive officers. Long-term incentive compensation, generally granted in the form of stock options, allows the officers to share in any appreciation in the value of TeamStaff's common stock.

         In making stock option grants, the compensation committee considers general corporate performance, individual contributions to TeamStaff's financial, operational and strategic objectives, the Chief Executive Officer's recommendations, level of seniority and experience, existing levels of stock ownership, previous grants of restricted stock or options, vesting schedules of outstanding restricted stock or options and the current stock price. With respect to the compensation determination for the fiscal year ended September 30, 2002, the compensation committee believes that the current stock ownership position of the executive officers was sufficient to achieve the benefits intended by equity ownership. During the fiscal year ended September 30, 2002, the compensation committee approved the grant of 256,430 options,

150,000 of which were granted to executive officers.

         Other Benefits. TeamStaff also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. TeamStaff offers a stock incentive plan and a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. TeamStaff also maintains insurance and other benefit plans for its employees, including executive officers of TeamStaff.

         The compensation committee determined that the 401(k) plan did not provide sufficient retirement benefits to its top executive officers, including its former Chief Executive Officer and former Chief Financial Officer. Accordingly, during the fiscal year ended September 30, 2001, the compensation committee created the supplemental retirement plan or SERP to provide retirement benefits comparable with plans offered executives in comparable positions at other companies. Each corporate executive whose eligibility is specifically approved by the Compensation Committee will receive a benefit (subject to certain vesting criteria) sufficient to provide lump sum annual payments equal to approximately one-third of the participant's base salary in effect on the date the participant enters the Plan for a period of 15 years, and a death benefit payable to the participant's beneficiaries. Payment of benefits commences upon the executive's reaching 65 years of age. The commencement of benefit payments is accelerated in the event the participant becomes totally disabled prior to retirement. A split dollar life insurance policy also is in place for each participant. The split dollar life insurance policy is designed to provide either a death benefit if the employee dies prior to retirement age, or, if the employee attains retirement age, the funds necessary for the payment of the SERP retirement benefit at retirement through the application of the policy's cash surrender value. At the present time, Donald Kappauf and Donald Kelly are the only participants in the SERP. The SERP plan became effective on October 1, 2000.

         Chief Executive Officer Compensation. In the fiscal year ended September 30, 2002, Mr. Donald Kappauf, TeamStaff's former Chief Executive Officer, received a salary of $300,000, which represents an increase of approximately 12% from the prior year. In the fiscal year ended September 30, 2001, Mr. Kappauf received a base salary of $267,130, which represents a 16% increase from his base salary in the fiscal year ended September 30, 2000. The base salary is believed by the compensation committee to be consistent with the range of salary levels received by executives in a similar capacity in companies of comparable size. In addition, Mr. Kappauf received an annual bonus of $302,500 during the fiscal year ended September 30, 2002. The terms of Mr. Kappauf's employment compensation are determined primarily pursuant to his employment agreement, which was entered into in April 2001. Among other things, the employment agreement provides for the payment of certain bonuses based upon performance by TeamStaff, including earnings per share. The bonus payment was made in accordance with the employment agreement terms. Mr. Kappauf also received a special bonus of $175,000 to reward Mr. Kappauf for the extraordinary efforts and success in securing a new workers' compensation policy for TeamStaff.

         Additionally, in May 2002, the Committee approved severance agreements for each of Mr. Kappauf, the former Chief Executive Officer, and Mr. Kelly, the former Chief Financial Officer during the fiscal year ended September 30, 2002. The Committee determined that these officers were essential to TeamStaff, and that their continued retention, especially in the event of a threat of a change of control of TeamStaff, necessitated that these executives be eligible for added compensation under certain conditions. The Committee believed that several factors out of the control of TeamStaff and management made a potential change of control possible. These factors included the falling stock market generally, and the falling price of TeamStaff's stock, even though the financial condition and performance of TeamStaff had improved over prior years. The severance agreements also provide for additional financial and employment security under other conditions, such as termination without cause.

         Tax Deductibility of Executive Compensation. Section 162(m) of the Code limits the tax deduction to TeamStaff to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The compensation committee has considered these requirements and the regulations. It is the compensation committee's present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation be deductible for United States federal income tax purposes. The compensation committee believes that any compensation deductions attributable to options granted under the employee stock option plan currently qualify for an exception to the disallowance under Section 162(m). Future option grants to executive officers under each of TeamStaff's employee stock option plans will be granted by the compensation committee.

                                                  By the Compensation Committee
                                                  of the Board of Directors of
                                                  TeamStaff, Inc.

                                                  T. Stephen Johnson
                                                  Karl W. Dieckmann
                                                  Martin Delaney

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               (INDIVIDUAL GRANTS)

                                                                                                   POTENTIAL REALIZABLE VALUE AT
                                                                                                   ASSUMED ANNUAL RATES OF STOCK
                                                                                                   PRICE APPRECIATION FOR OPTION
                                                                                                   TERM
                                                                                                   -----------------------------
                           NO. OF             PERCENTAGE OF       EXERCISE OF
                           SECURITIES         TOTAL OPTIONS/      BASE PRICE
                           UNDERLYING         GRANTED IN FISCAL   PER SHARE       EXPIRATION DATE  5% ($)         10% ($)
NAME                       OPTIONS GRANTED    YEAR                                                 (F)            (G)
----                       ---------------    -----------------   ------------    ---------------  -------        --------
Donald Kappauf               0                   0%               N/A              N/A
Donald Kelly                 0                   0%               N/A              N/A
Elizabeth Hoaglin            50,000            19%                $6.15           10/02/2007       $85,000        $188,000
Edmund Kenealy               50,000            19%                $6.60           10/01/2007       $91,000        $201,000
Wayne Lynn                   50,000            19%                $5.36           03/19/2007       $74,000        $124,000

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table sets forth information with respect to the named executive officers concerning exercise of stock options and SARs during the last fiscal year and the value of unexercised options and SARs held as of the year ended September 30, 2002.


                                                                    NUMBER OF SECURITIES
                                                                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                    OPTIONS/SARS SEPTEMBER 30,     IN-THE-MONEY OPTIONS AS OF
                                                                    2002                           SEPTEMBER 30, 2002
                              SHARES
                              ACQUIRED ON         VALUE             EXERCISABLE/                   EXERCISABLE/
NAME                          EXERCISE            REALIZED          UNEXERCISABLE                  UNEXERCISABLE(1)
----                          -----------         --------          -------------                  ----------------
Donald W. Kappauf             0                   $0                285,871/100,000                       $0/$0
Donald T. Kelly               0                   $0                 142,855/50,000                       $0/$0
Elizabeth Hoaglin             0                   $0                   67,142/0                           $0/$0
Edmund Kenealy                0                   $0                  5,000/55,000                        $0/$0
Wayne Lynn                    0                   $0                 11,250/61,250                         $0/$0

--------------------------------

(footnote from table on preceding page)

(1) Based upon a closing bid price of the Common Stock at $2.82 per share on September 30, 2002.

STOCK OPTION PLANS

         In April 1990, the Board of Directors adopted the 1990 Employees Stock Option Plan , which was approved by shareholders in August 1990. The 1990 Plan provided for the grant of options to purchase up to 285,714 shares of TeamStaff's common stock. Under the terms of the 1990 Plan, options granted thereunder may be designated as options which qualify for incentive stock option treatment under Section 422A of the Code, or options which do not so qualify .

         In April 1990, the Board of Directors adopted the Non-Executive Director Stock Option Plan, which was approved by shareholders in August, 1991 and amended in March 1996. The Director Plan provided for issuance of a maximum of 142,857 shares of common stock upon the exercise of stock options arising under the Director Plan.

         In April 1990, the Board of Directors adopted and in August, 1990, TeamStaff's shareholders approved the Senior Management Incentive Plan for use in connection with the issuance of stock, options and other stock purchase rights to executive officers and other key employees and consultants who render significant services to TeamStaff and its subsidiaries. A total of 1,428,571 shares of common stock were reserved for issuance under the Management Plan.

         The forgoing plans have expired and options are no longer being granted under these plans.

2000 EMPLOYEES' STOCK OPTION PLAN

         In the fiscal year 2000, the Board of Directors and shareholders approved the adoption of the 2000 Employees' Stock Option Plan to provide for the grant of options to purchase up to 1,714,286 shares of TeamStaff's common stock to all employees, including senior management. The 2000 Plan replaces the 1990 Employee Plan and Senior Management Plans, both of which expired. Under the terms of the approved 2000 Plan, options granted there under may be designated as options which qualify for incentive stock option treatment under Section 422A of the Code, or options which do not so qualify . As of the Record Date, an aggregate of 822,000 options are outstanding under the 2000 Plan.

         The 2000 Plan is administered by the Compensation Committee designated by the Board of Directors. The Compensation Committee has the discretion to determine the eligible employees to whom, and the times and the price at which, options will be granted; whether such options shall be incentive stock options or non-incentive stock options; the periods during which each option will be exercisable; and the number of shares subject to each option. The Committee has full authority to interpret the 2000 Plan and to establish and amend rules and regulations relating thereto.

         Under the 2000 Plan, the exercise price of an option designated, as an incentive stock option shall not be less than the fair market value of the common stock on the date the option is granted. However, in the event an option designated as an incentive stock option is granted to a ten percent (10%) shareholder (as defined in the 2000 Plan), such exercise price shall be at least 110% of such fair market value. Exercise prices of non-incentive stock options options may be less than such fair market value.

         The aggregate fair market value of shares subject to options granted to a participant, which are designated as incentive stock options and which become exercisable in any calendar year shall not exceed $100,000.

         The Compensation Committee may, in its sole discretion, grant bonuses or authorize loans to or guarantee loans obtained by an optionee to enable such optionee to pay the exercise price or any taxes that may arise in connection with the exercise or cancellation of an option. The Compensation Committee can also permit the payment of the exercise price in the common stock of the Corporation held by the optionee for at least six months prior to exercise.

NON-EXECUTIVE DIRECTOR PLAN

         In fiscal year 2000, the Board of Directors and stockholders approved the adoption of the 2000 Non-Executive Director Stock Option Plan to provide for the grant of options to non-employee directors of TeamStaff. Under the terms of the Director Plan, each non-executive director is automatically granted an option to purchase 5,000 shares upon joining the Board and each September lst, pro rata, based on the time the director has served in such capacity during the previous year. The Directors' Plan also provides that directors, upon joining the Board, and for one (1) year thereafter, will be entitled to purchase restricted stock from TeamStaff at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000. The Director Plan replaced the previous Director Plan that expired in April 2000. As of the Record Date, an aggregate of 55,000 options are outstanding under the Director Plan.

         Under the Director Plan, the exercise price for options granted under the Director Plan shall be 100% of the fair market value of the common stock on the date of grant. Until otherwise provided in the Stock Option Plan, the exercise price of options granted under the Director Plan must be paid at the time of exercise, either in cash, by delivery of shares of common stock of the Company or by a combination of each. The term of each option commences on the date it is granted and unless terminated sooner as provided in the Director Plan, expires five (5) years from the date of grant. The Committee has no discretion to determine which non-executive director or advisory board member will receive options or the number of shares subject to the option, the term of the option or the exercisability of the option. However, the Committee will make all determinations of the interpretation of the Director Plan. Options granted under the Director Plan are not qualified for incentive stock option treatment.


SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         Set forth herein is a line graph comparing the total returns (assuming reinvestment of dividends) of TeamStaff's common stock, the Standard and Poor Industrial Average, and an industry composite consisting of a group of three peer issuers selected in good faith by TeamStaff. TeamStaff's common stock is listed for trading in the Nasdaq National Market and is traded under the symbol "TSTF."

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
                                 SEPTEMBER 2002

                                  [LINE GRAPH]

NOTES

1. Assumes that the value of the investment in TeamStaff's Common Stock and each index was $100 on September 30, 1997 and that dividends were reinvested at years ended September 30th.

2. Industry composite includes Administaff, Gevity HR, and Team America Corp. The industry composite has been determined in good faith by management to represent entities that compete with TeamStaff in certain of its significant business segments. Management does not believe there are any publicly held entities that compete with all of TeamStaff's business segments.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         For information concerning employment and severance agreements with, and compensation of, our executive officers and directors, see "Executive Compensation." The Directors' Plan provides that directors, upon joining the Board, and for one year thereafter, will be entitled to purchase restricted stock from TeamStaff at a price equal to 80% of the closing bid price on the date of purchase up to an aggregate purchase price of $50,000.

         In connection with TeamStaff's acquisition of BrightLane, persons holding BrightLane options to acquire approximately 2,078,000 BrightLane shares (the equivalent of approximately 481,000 TeamStaff shares) exercised their options. TeamStaff made recourse loans of approximately $1,047,000 principal amount to the holders of these options to assist them in payment of tax obligations incurred with exercise of the options. The loans are repayable upon the earlier of (i) sale of the TeamStaff shares or (ii) three years. As of September 30, 2002, approximately $654,000.00 of these loans has been repaid or forgiven. All loans must be repaid in cash with the exception of one loan. Under the terms of the Company's employment agreement with an executive officer of the Company's BrightLane subsidiary, the loan ($131,000) is to be forgiven over a two-year period of time as long as the officer remains employed by the Company.

         In connection with the BrightLane acquisition, TeamStaff and First Union Corporation (renamed Wachovia), a leading financial services company, have signed, effective August 31, 2001, an agreement to market our professional employer services to Wachovia's small business customers. The agreement calls for a two-year, extendable relationship in which we will be an authorized marketer of professional employer services to Wachovia's business banking customers. This agreement presents us with an opportunity to market its services to Wachovia's customer base of small businesses. Although TeamStaff believes that the agreement will be extended beyond August 31, 2003, TeamStaff does not anticipate that the extension will provide it with the ability to market its services to Wachovia's small business customers on an exclusive basis. Wachovia owns approximately 21% of our stock.

         Under the terms governing the transaction, certain option holders were restricted from selling TeamStaff shares acquired from the exercise of their BrightLane options for a period of up to two years. T. Stephen Johnson and his spouse, Mary Johnson, also a former director of BrightLane, were the only option holders who exercised their options and who were subject to these lockup provisions. Due to the significant rise in our stock price and the significant increase in the amount of the tax loans to be made to T. Stephen Johnson and Mary Johnson, the Board of Directors of TeamStaff concluded it would be more appropriate to allow Mr. and Mrs. Johnson to sell a portion of their TeamStaff shares to cover their tax liability rather than carry a large loan receivable on the Company's financial statements. The Board therefore agreed to allow the sale of up to 40% of Mr. and Mrs. Johnson's option shares (approximately 56,230 TeamStaff shares) as an exempt transaction under SEC Rule 16(b)(3).

         Under the terms of the agreements governing the BrightLane transaction, TeamStaff agreed to register for resale shares obtained by former BrightLane shareholders who would be deemed "affiliates" under SEC rules and regulations. The registration statement includes

6,096,946 shares of common stock owned by these persons. Certain former shareholders of BrightLane, who are selling security holders, including First Union Corporation, Nationwide Financial Services and T. Stephen Johnson agreed to the terms of a "lockup" agreement whereby they have agreed that the shares of TeamStaff obtained by them may only be sold as follows: commencing on the first anniversary of the transaction (August 31, 2002) 50% of the acquired shares may be sold and commencing on the second anniversary (August 31, 2003) the remaining shares may be sold. The Board of Directors has reserved the right to release all of part of the shares from the lockup prior to its expiration.

                              SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at TeamStaff's 2004 Annual Meeting of Shareholders must be received by TeamStaff on or before March 12, 2004 to be eligible for inclusion in TeamStaff's proxy statement and form of proxy to be used in connection with the 2004 Annual Meeting of Shareholders.

                              FINANCIAL INFORMATION

         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM l0-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2002 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT THE ACCOMPANYING EXHIBITS TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST THEREFORE SENT TO EDMUND C. KENEALY, SECRETARY, TEAMSTAFF, INC., 300 ATRIUM DRIVE, SOMERSET, NEW JERSEY 08873. Each such request must set forth a good faith representation that as of the Record Date, the person making the request was the beneficial owner of common stock of TeamStaff entitled to vote at the Annual Meeting of Shareholders.

                                 OTHER BUSINESS

         As of the date of this Proxy Statement, the only business which the Board of Directors intends to present, and knows that others will present, at the Annual Meeting is that herein above set forth. If any other matter or matters are properly brought before the Annual Meeting, or any adjournments thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

                                              By Order of the Board of Directors



                                              Edmund C. Kenealy,
July 11, 2003                                 Secretary


         WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA.

                                                                       EXHIBIT A

                                 TEAMSTAFF, INC.
                             AUDIT COMMITTEE CHARTER
                              REVISED MAY 27, 2003

Organization

There shall be a committee of the board of directors to be known as the audit committee, the purpose of which shall be to oversee the accounting and financial reporting processes of the corporation and audits of the financial statements of the corporation. The audit committee shall be composed of at least three directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors and in accordance with any applicable rules and regulations of the Securities and Exchange Commission and the principal exchange or over the counter market upon which the corporation's securities are listed for trading, would interfere with their exercise of independent judgment as committee members.

Audit Committee Financial Expert

The audit committee shall include such number of persons, but no fewer than one, who qualify as audit committee financial experts in accordance with any applicable rules and regulations of the Securities and Exchange Commission and the principal exchange or over the counter market upon which the corporation's securities are listed for trading. The determination of which members, if any, qualify as audit committee financial experts shall be made by the board of directors in accordance with any applicable rules and regulations of the Securities and Exchange Commission and the principal exchange or over the counter market upon which the corporation's securities are listed for trading.

Meetings

The audit committee shall meet as required throughout the fiscal year, but no less than four times.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling its responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the audit committee will:

         - Be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the corporation, and each such registered public accounting firm will report directly to the audit committee. .

         - Establish policies and procedures for pre-approval of all audit or permissible non-audit services provided by the corporation's independent auditors.

         - Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

         - Review with the independent auditors and the company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements.

         - Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

         - Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

         - Review accounting and financial human resources and succession planning within the company.

         - Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

         - Establish procedures for the receipt, retention, and treatment of complaints received by the corporation regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by the corporation's employees of concerns regarding questionable accounting or auditing matters.

         - Have the authority to engage independent counsel and other advisers, as it determines necessary to carry out its duties.

         - Will be provided with appropriate funding, as determined by the audit committee, in its capacity as a committee of the board of directors, for payment of compensation:


               o To any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the corporation; and
               o To independent counsel or other advisers employed by the audit committee.

Membership

The audit committee is composed of the following independent directors:

                  Martin Delaney (Chairman)          Karl W. Dieckmann
                  T. Stephen Johnson
                  Rocco J. Marano

Rocco J. Marano has been designated an audit committee financial expert by the corporation's board of directors.

PROXY                           TEAMSTAFF, INC.

                ANNUAL MEETING OF SHAREHOLDERS -- AUGUST 12, 2003

The undersigned hereby appoints T. Stephen Johnson, Karl W. Dieckmann and T. Kent Smith and each of them, proxies, with full power of substitution, to vote all shares of common stock of TeamStaff, Inc. owned by the undersigned at the Annual Meeting of Shareholders of TeamStaff, Inc. to be held on August 12, 2003 and at any adjournments thereof, hereby revoking any proxy heretofor given. The under-signed instructs such proxies to vote:

[X]   PLEASE MARK VOTES AS IN THIS EXAMPLE.


1.    ELECTION OF DIRECTORS:

      [ ]   FOR all Nominees listed below       [ ]   WITHHOLD AUTHORITY
            (except as marked to the                  to vote for all nominees
            contrary below).                           listed below.

(Instruction: Please check appropriate box. To withhold authority for any individual nominee, strike a line through the nominee's name in the list below.)


      NOMINEES FOR CLASS 1 DIRECTORS

            T. Stephen Johnson
            Benjamin Dyer

and to vote upon any other business as may properly come before the meeting or any adjournment thereof, all as described in the proxy statement dated July 11, 2003, receipt of which is hereby acknowledged.


                     (Continued and to be signed and dated on the reverse side.)

(Continued from other side)

Either of the proxies or their respective substitutes who shall be present and acting shall have and may exercise all the powers hereby granted. The shares represented by this proxy will be voted FOR the election of two (2) directors unless contrary instructions are given. Said proxies will use their discretion with respect to any other matters which properly come before the meeting.

                        Date
                             ---------------------------------------------------


                        Signed
                               -------------------------------------------------




                        (Please date and sign exactly as accounts. Each joint owner should sign. Executors, administrators, trustees, etc. should also so indicate when signing.)


                        The proxy is solicited on behalf of the Board of Directors. Please sign and return in the enclosed envelope.